Explanation of Responses:
(1) This Form 4 is filed on behalf of GoldenTree Asset Management LP (the “Advisor”), GoldenTree Asset Management LLC (the “General Partner”) and Steven A. Tananbaum (collectively, the “Reporting Persons”).  The Advisor is the investment manager or advisor to GoldenTree Distressed Fund 2014 LP (“GDF”), GT NM, L.P. (“GTNM”), GoldenTree Distressed Master Fund 2014 Ltd. (“GDMF”), GoldenTree Master Fund, Ltd. (“GMF”), GoldenTree 2004 Trust (“GT”), and GoldenTree NJ Distressed Fund 2015 LP (“GNJ” and together with GDF, GTNM, GDMF, GT and GNJ the “Funds”) and certain separate accounts managed by the Advisor (the “Managed Accounts”) and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts.  The General Partner is the general partner of the Advisor and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor has a pecuniary interest.  Steven A. Tananbaum is the managing member of the General Partner and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor and the General Partner have a pecuniary interest.  Each Fund disclaims beneficial ownership of the shares held directly by each other Fund and the Managed Accounts.  In accordance with instruction 4(b)(iv), the entire number of the securities that may be deemed to be beneficially owned by the Reporting Persons is reported herein. Each Reporting Person disclaims beneficial ownership of the shares held by any other person, except to the extent of its indirect pecuniary interest therein.
(2) Common Stock held directly by a separate account managed by Advisor.
(3) Common Stock held directly by GTNM.
(4) Common Stock held directly by a separate account managed by Advisor.
(5) Common Stock held directly by a separate account managed by Advisor.
(6) Common Stock held directly by a separate account managed by Advisor.
(7) Common Stock held directly by a separate account managed by Advisor.
(8) Common Stock held directly by GDF.
(9) Common Stock held directly by GDMF.
(10) Common Stock held directly by a separate account managed by Advisor.
(11) Common Stock held directly by GMF.
(12) Common Stock held directly by a separate account managed by Advisor.
(13) Common Stock held directly by GNJ.
(14) Common Stock held directly by a separate account managed by Advisor.
(15) Common Stock held directly by a separate account managed by Advisor.
(16) Common Stock held directly by a separate account managed by Advisor.
(17) Common Stock held directly by a separate account managed by Advisor.
(18) Common Stock held directly by GT.